Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. as follows:

•	1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),

•	Employee Stock Purchase Plan (Registration No. 333-3278),

•	1994 Restricted Stock Plan (Registration No. 33-79358),

•	1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358, and 333-12661),

•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and

•	2005 Stock Award and Incentive Plan (Registration No. 333-126278 and 333-161661)

of our reports dated March 26, 2010, with respect to the consolidated financial statements of American Eagle Outfitters, Inc. and the effectiveness of internal control over financial reporting of American Eagle Outfitters, Inc., included in this Annual Report (Form 10-K) for the year ended January 30, 2010.

/s/  Ernst & Young LLP

Pittsburgh, Pennsylvania
March 26, 2010